      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 27, 1998

                                                     REGISTRATION NO. 333-
                                                                          -----
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ASA HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

             GEORGIA                                   58-2258221
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
Incorporation or Organization)


                    100 HARTSFIELD CENTRE PARKWAY, SUITE 800
                             ATLANTA, GEORGIA 30354
                    (Address of Principal Executive Offices)


             ASA HOLDINGS, INC. 1998 NONQUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                            (Full Title of the Plan)


                      ------------------------------------

                               GEORGE F. PICKETT
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                    100 HARTSFIELD CENTRE PARKWAY, SUITE 800
                             ATLANTA, GEORGIA 30354
                                 (404) 766-1400
 (Name, address and telephone number, including area code, of Agent for Service)


 The Commission is requested to mail signed copies of all orders, notices and communications to:

                            PATRICIA A. WILSON, ESQ.
                              TROUTMAN SANDERS LLP
                           600 PEACHTREE STREET, N.E.
                         SUITE 5200, NATIONSBANK PLAZA
                          ATLANTA, GEORGIA 30308-2216
                                 (404) 885-3000


                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
 Title of securities to     Amount to be         Proposed maximum                  Proposed maximum                 Amount of
     be registered          registered (1)    offering price per Share (2)       aggregate offering price(2)   registration fee (2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.10 per share       250,000 shares     $36.0625                           $9,015,625                    $2,659.61
===================================================================================================================================

     (1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

     (2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) based on the average high and low prices on May 19, 1998 as reported on the Nasdaq National Market.


================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The undersigned registrant (the "Company" or "Registrant") hereby incorporates by reference into this registration statement the following documents:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (b) The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1998;

         (c) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above; and

         (d) The description of the Registrant's capital stock contained in its registration statement on Form S-4, filed with the Commission on September 30, 1996, as amended by Amendment No. 1 to the Form S-4 registration statement filed with the Commission on November 7, 1996, as amended by Amendment No. 2 to the Form S-4 registration statement filed with the Commission on November 13, 1996, as amended by the Registrant's Rule 424(b) prospectus filed with the Commission on November 22, 1996, including any amendment or report filed for the purpose of updating such description (collectively, the "Reorganization Registration Statement").

         All documents filed subsequent to the date of this registration statement by the undersigned Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto which indicates that all shares of Common Stock offered hereby have been sold or which deregisters any shares of such Common Stock then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Articles of Incorporation provide that directors of the Company will not be personally liable for monetary damages to the Company or its shareholders for any action taken, or any failure to take any action, as directors to the fullest extent permitted by the Georgia Business Corporation Code (the "GBCC"). Under current Georgia law, a director would remain liable for: (i) any appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) acts or omissions that involve intentional misconduct or a knowing violation of law; (iii) approval of certain unlawful distributions to shareholders in excess of amounts legally available for such distributions; and (iv) any transaction from which the director received an improper personal benefit. In appropriate circumstances, equitable remedies or nonmonetary relief, such as an injunction, will remain available to a shareholder seeking redress from any such violation. In addition, the provision applies only to claims against a director arising out of his role as a director and not in any other capacity (such as an officer or employee of the Company).

         The Bylaws of the Company and the GBCC provide that the Company will indemnify its directors and officers, and persons serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against all obligations to pay expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative and whether formal or informal, to which such person becomes subject by having served in such role. Such indemnification shall be made if such person acted in good faith and he or she reasonably believed (x) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the Company, (y) in all other cases that such conduct was at least not opposed to the best interests of the Company, and (z) with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. An individual's conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants and the beneficiaries is conduct that meets the above standard. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, be determinative that such person did not meet the above standard. With respect to actions by or on behalf of the Company, the foregoing indemnification pursuant to the Bylaws shall not be paid for judgments, fines, or amounts paid in settlement, but shall be paid for reasonable expenses (including attorneys' fees) actually incurred in connection with such actions, suits or proceedings. Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue or matter as to which any person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all relevant circumstances, it is fair and reasonable to indemnify such person for such expenses which the court shall deem proper.

         Pursuant to the GBCC, indemnification is mandatory with respect to a director or officer who is successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described above or any issue or matter therein. In other cases, pursuant to the Company's Bylaws and the GBCC, the Company will indemnify the persons discussed in the immediately preceding paragraph, at the option of the person to be indemnified, in accordance with one of the following procedures: (a) order of the court or administrative body or agency having jurisdiction of the action, suit or proceeding, (b) if there are two or more disinterested directors of the Company, a resolution adopted by a majority vote of all disinterested directors of the Company (a majority of whom shall for such purpose constitute a quorum) or by a majority of a committee of two or more disinterested directors appointed by such a vote, or if such a quorum of disinterested directors can not be obtained, by independent counsel in a written opinion, (c) a resolution adopted by a majority in the interest of the shares of the Company entitled to vote at any meeting, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination, or (d) order of any court having jurisdiction over the Company. A majority of the members of the Board of Directors of the Company who were not parties to such action, suit or proceeding or a majority in interest of the shares of the Company entitled to vote shall be authorized to pay to any person entitled to indemnification all actual expenses incurred in connection with such action, suit or proceeding during the pendency thereof.

         Pursuant to the Company's Bylaws and the GBCC, if any amounts are paid by way of indemnification, other than pursuant to a court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Company, then the Company is required to send notice to all shareholders of record of the person paid, the amounts paid and the status at the time of such payment of the litigation or threatened litigation.

         The Company maintains a directors' and officers' liability insurance policy covering certain losses arising from claims made against them by reason of wrongful acts (with certain exceptions) committed by them in their capacities as directors and officers of the Company and its subsidiaries. The insurer's limit of liability under the policy is $15 million per policy year, subject to the exceptions and other limitations set forth therein. The Company also maintains a directors' and officers' excess liability insurance policy covering certain losses arising from claims made against them by reason of wrongful acts (with certain exceptions) committed by them in their capacities as directors and officers. The insurer's limit of liability under this policy is also $15 million per policy year, subject to the exceptions and other limitations set forth therein.

         In addition to such other rights of indemnification as they may have as directors or members of the Compensation Committee of the Company's Board of Directors (the "Committee"), pursuant to the Plan, the members of the Committee will be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Company pursuant to the foregoing provisions, the Commission requires disclosure that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and therefore is, in the opinion of the Commission, unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8.  EXHIBITS

         The following exhibits are filed as part of this registration statement:


                  Exhibit
                  Number                             Description
                  ------                             -----------
                  5                 Opinion of Troutman Sanders LLP

                  23.1              Consent of Ernst & Young LLP

                  23.2 Consent of Troutman Sanders LLP (contained in its opinion filed as Exhibit 5)

                  24 Powers of Attorney (contained on signature page hereof)


ITEM 9.  UNDERTAKINGS

         (a) Rule 415 offerings. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining anyliability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 27th day of May, 1998.

                                   ASA HOLDINGS, INC.


                                   By:  /s/ George F. Pickett
                                      -----------------------------------------
                                        George F. Pickett
                                        Chairman of the Board of Directors and
                                        Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George F. Pickett and John W. Beiser, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 27, 1998.

Signature                          Title

/s/ George F. Pickett              Chairman of the Board of Directors and Chief
------------------------------     Executive Officer
George F. Pickett                  (Principal Executive Officer)


/s/ John W. Beiser                 President, Secretary and Director
------------------------------
John W. Beiser


/s/ Ronald V. Sapp                 Senior Vice President--Finance and Chief
------------------------------     Financial Officer
Ronald V. Sapp                     (Principal Financial and Accounting Officer)

                                   SIGNATURES

Signature                                                     Title
---------                                                     -----

/s/ George Berry                                              Director
--------------------------------
George Berry


/s/ Jean A. Mori                                              Director
--------------------------------
Jean A. Mori


/s/ Parker H. Petit                                           Director
--------------------------------
Parker H. Petit


/s/ Alan M. Voorhees                                          Director
--------------------------------
Alan M. Voorhees


/s/ Ralph W. Voorhees                                         Director
--------------------------------
Ralph W. Voorhees



                                 EXHIBIT INDEX
                                 -------------

         Exhibit
         Number                             Description
         ------                             -----------
         5                 Opinion of Troutman Sanders LLP

         23.1              Consent of Ernst & Young LLP

         23.2              Consent of Troutman Sanders LLP (contained in its opinion filed as Exhibit 5)

         24                Powers of Attorney (contained on signature page hereof)
